Exhibit 10.59

[Letterhead of Purchaser]

November 29, 2004

Interpool, Inc.
211 College Road East
Princeton, NJ 08540

Attention: James Walsh

Ladies and Gentlemen:

This letter agreement (this "Agreement") will confirm the agreement of the undersigned purchaser (the "Purchaser") to purchase from Interpool, Inc., a Delaware corporation (the "Company"), the aggregate principal amount of newly-issued 6.00% Senior Notes due 2014, CUSIP 46062R AM 0 listed on Schedule A hereto (the "Securities") for a purchase price of $[____] (the "Purchase Price") on the terms set forth herein (the "Acquisition"), which Securities shall be governed by an Indenture (the "Indenture"), dated as of September 14, 2004, between the Company and U.S. Bank National Association (as Trustee).

1.      Settlement and Closing Actions.

            1.1      The settlement of the Acquisition will take place on or before November 29, 2004 (or such later date as the Purchaser and the Company shall mutually agree) (the "Settlement Date"), at which time the Company shall cause delivery of the Securities to the Purchaser, and the Purchaser shall cause delivery to the Company of the Purchase Price. The settlement of the Acquisition shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, at 10:00 a.m., local time, on the Settlement Date.

            1.2      The Company and the Purchaser shall execute the Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form attached hereto as Annex A. For the avoidance of doubt, the Purchaser will be executing the Registration Rights Agreement together with the other purchasers of Securities purchasing Securities on the Settlement Date.

2.      Representations, Warranties and Covenants of the Purchaser. In connection with the Acquisition, the Purchaser hereby represents, warrants and acknowledges that, as of the Settlement Date:

            2.1      The Purchaser (a) is a [limited partnership, corporation, partnership or limited liability company] duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite [partnership, corporate or limited liability company, as the case may be,] power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement.

            2.2       The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary [partnership, corporate or limited liability company, as the case may be,] action, (b) do not contravene the terms of such Purchaser’s organizational documents, or any amendment thereof and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any liens, charges or encumbrances (each, a "Lien") under, any material contractual obligation of such Purchaser or any law, order, judgment, rule or regulation applicable to such Purchaser.

            2.3      Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity) and (b) enforceability of certain indemnification provisions may be limited by public policy.

            2.4       Assuming the compliance by the Company with its covenants under this Agreement and the accuracy of all of the Company’s representations and warranties under this Agreement, and (a) except as required by the state securities or "blue sky" laws, (b) except for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made and (c) except for the registration of the Securities under the Securities Act of 1933 (the "Securities Act") and the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA"), no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body, and no lapse of a waiting period under any law, rule or regulation, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Purchaser of this Agreement or the Registration Rights Agreement or the transactions contemplated hereby or thereby.

            2.5       The Securities to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state of the United States, without prejudice, however, to the rights of the Purchaser under the Registration Rights Agreement or the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If the Purchaser should in the future decide to dispose of any of such Securities, it understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, of a legend on certificates representing all of its Securities to the extent required under the Indenture.

            2.6       The Purchaser understands that the issuance in the Securities will not be registered under the Securities Act for the reason that the Acquisition is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Purchaser’s representations set forth herein.

            2.7       The Purchaser has received and reviewed, among other things, copies of (a) the Company’s annual reports on Form 10-K for the years ended December 31, 2002 and December 31, 2003, (b) the Company’s quarterly reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004, (c) a copy of the Indenture, and (d) the Registration Rights Agreement. The Purchaser has reviewed to its satisfaction the terms of the Securities (as set forth in the Indenture) and the registration rights attaching thereto (as set forth in the Registration Rights Agreement).

            2.8       The Purchaser is aware that the Company is not current in filing its periodic reports under the Securities Exchange Act of 1934 (the "Exchange Act"), and, as a result, the information relating to the Company on which the Purchaser is relying does not reflect the Company’s financial condition and operating results as of and for the quarter ended September 30, 2004. The Purchaser recognizes that the Company may be in possession of nonpublic information (which may include information relating to the Company’s financial condition and operating results for such quarters) that may or may not be independently known to the Purchaser (the "Nonpublic Information") and that the Nonpublic Information has not been disclosed to the Purchaser at the Purchaser’s request. The Purchaser is entering into this Agreement notwithstanding that it is aware the Nonpublic Information may exist, and neither the existence of the Nonpublic Information, nor the substance of it, nor the fact that it has not been disclosed by the Company to the Purchaser is material to the Purchaser or to its determination to enter into this Agreement and to consummate the Acquisition pursuant hereto.

            2.9       The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act. The Purchaser is a sophisticated buyer with respect to the Securities and has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Securities and to make an informed investment decision with respect to such acquisition and the Acquisition. The Purchaser has independently and without reliance upon the Company or upon Raymond James & Associates, Inc. (the "Placement Agent") and based on such information as the Purchaser has deemed appropriate in its independent judgment made its own analysis and decision to enter into this Agreement and consummate the Acquisition and the other transactions contemplated hereby. As a result the Purchaser is not relying on the Placement Agent to undertake the verification of information related to the Acquisition and the other transactions contemplated hereby. The Purchaser is aware that neither the Company nor the Placement Agent has made or makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement, and neither the Company nor the Placement Agent has any obligations to the Purchaser, whether express or implied, including, without limitation, fiduciary obligations, except for those express obligations set forth herein. The Purchaser recognizes that all warranties regarding the Acquisition and the other transactions contemplated hereby are expressly disclaimed by the Placement Agent, including, but not limited to, any warranty of merchantability.

            2.10       The Purchaser did not learn of the issue of the Securities by the Company as the result of any activities (a) that would constitute a "general solicitation" or "general advertising" (as such terms are used in Regulation D under the Securities Act), (b) that would in any manner involve a public offering within the meaning of Section 4(2) of the Securities Act or (c) that would constitute a "tender offer" for purposes of the Exchange Act. The terms of the Acquisition were arrived at through arms’-length negotiations with the Company and/or its agents.

            2.11       There are no contracts, agreements or understandings between any of the Purchaser or its affiliates and any other person that would give rise to a valid claim against any of the Company or its affiliates or the Placement Agent or its affiliates for a brokerage commission, finder’s fee or like payment in connection with the Acquisition.

3.      Representations and Warranties of the Company. In connection with this transaction, the Company hereby represents, warrants and acknowledges that, as of the Settlement Date:

            3.1       The Company (a) is a corporation duly incorporated and validly existing under the laws of the State of Delaware and (b) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            3.2       The execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement, the Securities (collectively, the "Operative Documents") and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate action, (b) do not contravene the terms of the Company’s organizational documents, as amended to date, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any material contractual obligation of the Company or any law, order, judgment, rule or regulation applicable to the Company.

            3.3       Each Operative Document other than the Securities has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity) and (b) enforceability of certain indemnification provisions may be limited by public policy.

            3.4       The Securities will be in the form contemplated by the Indenture, and when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and exchanged by the Purchaser pursuant to this Agreement on the Settlement Date, the Securities will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

            3.5       Assuming the compliance by the Purchaser with its covenants under this Agreement and the accuracy of all of the Purchaser’s representations and warranties under this Agreement, and (a) except as required by the state securities or "blue sky" laws, (b) except for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made and (c) except for the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body, and no lapse of a waiting period under any law, rule or regulation, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Operative Agreements or the transactions contemplated thereby.

            3.6       There are no contracts, agreements or understandings between any of the Company or its affiliates and any other person other than Raymond James & Associates, Inc. that would give rise to a valid claim against any of the Company or its affiliates for a brokerage commission, finder’s fee or like payment in connection with the Acquisition.

            3.7       None of the Company or any of its affiliates has engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.      Waiver of Claims.

            4.1       The Purchaser hereby fully and irrevocably waives any and all rights, remedies and claims relating to the Acquisition or any of the other transactions contemplated by the Operative Documents that it would or could have, or may hereafter have, against the Company or any of its affiliates or any of their respective officers, directors, members, investors, partners, agents, employees or advisors (the "Company Parties"), or against the Placement Agent, its parent or any of its subsidiaries or affiliates or any of their respective officers, directors, members, investors, partners, agents, employees or advisors (the "Placement Agent Parties"), arising out of, relating to or in any manner connected with the existence or substance of the Nonpublic Information or the fact that the Nonpublic Information has not been disclosed to it.

            4.2       The Purchaser does for itself and its respective successors and/or assigns, hereby forever releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, agreements, promises, liabilities, controversies, costs, expenses, fees, or damages of any kind, whether known or unknown, accrued or not accrued, foreseen or unforeseen or matured or not matured, that it ever had, now has, can have, or shall or may hereafter have (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity relating to the Acquisition or any of the other transactions contemplated by the Operative Documents, against the Company Parties and the Placement Agent Parties, that are based upon, arise from or in any way relate to or involve, directly or indirectly, the existence or substance of the Nonpublic Information or the fact that the Nonpublic Information has not been disclosed to the Purchaser.

            4.3       The Purchaser hereby fully and irrevocably waives any and all rights, remedies and claims relating to the Acquisition or any of the other transactions contemplated by the Operative Documents that it would or could have, or may hereafter have, against the Placement Agent Parties, whether arising out of, relating to or in any manner connected with the existence or substance of the Nonpublic Information, the fact that the Nonpublic Information has not been disclosed to it, or otherwise.

            4.4       The Purchaser does for itself and its respective successors and/or assigns, hereby forever agree to release and hold harmless the Placement Agent Parties from any and all claims which it might now or hereinafter have in connection with the Acquisition or any of the other transactions contemplated by the Operative Documents that it would or could have, or may hereafter have, against the Placement Agent Parties, including, but not limited to, any losses, lost profits and reasonable attorneys’ fees and costs, other than claims based on the Placement Agent Parties’ gross negligence or willful misconduct.

5.      Conditions Precedent.

            5.1       The Purchaser’s obligation to complete the Acquisition and the other transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Purchaser) of the following conditions precedent:

                  5.1.1       The Company’s representations and warranties contained in this Agreement shall be true and correct on the Settlement Date.

                  5.1.2      The Company shall have complied with all of its covenants and obligations under this Agreement as of the Settlement Date.

                  5.1.3       The Indenture shall continue to be in full force and effect on the Settlement Date.

            5.2       The Company’s obligation to complete the Acquisition and the other transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Company) of the following conditions precedent:

                  5.2.1      The Purchaser’s representations and warranties contained in this Agreement shall be true and correct on the Settlement Date.

                  5.2.2      The Purchaser shall have complied with all of its covenants and obligations under this Agreement as of the Settlement Date.

6.      Termination.

            6.1       This Agreement may be terminated by the Purchaser if the conditions precedent set forth in Section 5.1 have not been waived by it or fulfilled on the Settlement Date. This Agreement may be terminated by the Company if the conditions precedent set forth in Section 5.2 have not been waived by it or fulfilled on the Settlement Date. This Agreement may also be terminated by mutual written agreement by the parties hereto.

           6.2      Section 4 and Subsections 7.4 and 7.6 shall survive any termination of this Agreement.

7.      Miscellaneous.

            7.1       The Purchaser acknowledges and agrees that the Company may use the proceeds of the Acquisition made pursuant to this Agreement at its own discretion and as it deems appropriate for working capital, acquisitions of assets and businesses, repayment of indebtedness or debt service payments or otherwise.

            7.2       No failure or delay on the part of the Company, the Purchaser or the Placement Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, the Purchaser or the Placement Agent at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, the Purchaser or the Placement Agent from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by (a) in the case of a waiver, by the party entitled to grant such waiver and, (b) in all other cases, the Company, the Purchaser and the Placement Agent, and (ii) only in the specific instance and for the specific purpose for which made or given.

            7.3       This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            7.4       The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            7.5       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Operative Documents or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent not prohibited by applicable law, which cannot be waived, each party hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this Agreement or the subject matter hereof or any Operative Document, in each case whether now existing or hereafter arising or whether in contract or tort or otherwise.

            7.6       This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. No person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

            7.7       Each party hereto shall be responsible for paying its own fees and expenses relating to this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby.

            7.8       If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            7.9       This Agreement, together with the annexes and schedules hereto, and the other Operative Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the annexes and schedules hereto, and the other Operative Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

            7.10       Each of the parties hereto shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

Very truly yours, [Purchaser] By: Authorized Signatory Name: Title:

Agreed and Accepted:

INTERPOOL, INC.

By:
            Authorized Signatory

Name:

Title:

RAYMOND JAMES & ASSOCIATES, INC.

By:
            Authorized Signatory

Name:

Title:

Schedule A

Security	CUSIP Number
6% Notes Due 2014	46062R AM 0

Annex A – Registration Rights Agreement